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                                                                     EXHIBIT 5.2

                         [LATHAM & WATKINS LETTERHEAD]



                                December 3, 1998




AMB Property Corporation
AMB Property, L.P.
505 Montgomery Street
San Francisco, California  94111

         Re: $400,000,000 Aggregate Offering Price of Debt Securities of AMB Property, L.P. and $600,000,000 Aggregate Offering Price of Common Stock, Preferred Stock, Depositary Shares and Warrants of AMB Property Corporation

Ladies and Gentlemen:

         In connection with a registration statement on Form S-3 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), you have requested our opinion with respect to the matters set forth below.

         You have provided us with a draft prospectus (the "Prospectus") which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a "Prospectus Supplement"). The Prospectus as supplemented by various Prospectus Supplements will provide for the sale (i) by AMB Property, L.P., a Delaware limited partnership (the "Operating Partnership") of up to $400,000,000 aggregate offering price of debt securities of the Operating Partnership (the "Debt Securities"), which may be guaranteed (the "Guarantees") by AMB Property Corporation, a Maryland corporation (the "Company") and (ii) by the Company of up to $600,000,000 aggregate offering price of (a) shares of common stock of the Company, par value $.01 per share ("Common Stock"); (ii) shares of preferred stock of the Company, par value $.01 per share ("Preferred Stock"); (iii) depositary shares evidencing shares of Preferred Stock of the Company



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("Depositary Shares"); and (iv) warrants to purchase shares of Common Stock or shares of Preferred Stock ("Warrants"). The Debt Securities, Guarantees, Common Stock, Preferred Stock, Depositary Shares and Warrants are collectively referred to herein as the "Securities." The Debt Securities will be issued pursuant to an Indenture among the Operating Partnership, the Company and State Street Bank and Trust Company of California, N.A., as trustee (the "Trustee"), dated as of June 30, 1998, as supplemented by the First Supplemental Indenture dated as of June 30, 1998, the Second Supplemental Indenture dated as of June 30, 1998 and the Third Supplemental Indenture dated as of June 30, 1998 and as may be further supplemented from time to time (the "Indenture").

         In our capacity as your special counsel in connection with the Registration Statement, we are generally familiar with the proceedings taken and proposed to be taken by the Operating Partnership and the Company in connection with the authorization and issuance of the Securities and, for the purposes of this opinion, have assumed such proceedings will be timely and properly completed in the manner presently proposed and that the terms of each issuance will otherwise be in compliance with law.

         We have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction, of all such documents, corporate records and instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

         As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and directors and other representatives of the Operating Partnership and the Company and others. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.

         We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other agencies within any state.

         Subject to the foregoing and the qualifications set forth herein, it is our opinion that, as of the date hereof:

         1. When (a) the Debt Securities have been duly established in accordance with the terms of the Indenture (including, without limitation, the adoption by the Board of Directors of the Company, in its capacity as general partner of the Operating Partnership, of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated



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by the Trustee and duly executed and delivered on behalf of the Operating
Partnership against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) the Registration Statement and any required post-effective amendments have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Operating Partnership or result in a default under or breach of any agreement or instrument binding upon the Operating Partnership, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Operating Partnership, whether imposed by any court or governmental or regulatory body having jurisdiction over the Operating Partnership, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms.

         2. When (a) the Guarantees and the related Debt Securities have been duly established in accordance with the terms of the Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of (i) the Guarantees by the Company and (ii) the related Debt Securities by the Operating Partnership), and (b) the Guarantees have been duly executed and delivered on behalf of the Company and the related Debt Securities have been duly authenticated by the Trustee and duly executed and delivered on behalf of the Operating Partnership against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (c) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and (d) assuming that the terms of the Guarantees as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Guarantees as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Guarantees as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Guarantees are then issued as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         3. When (a) the applicable warrant agreement (the "Warrant Agreement") between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent") has been duly authorized, executed and delivered, and (b) the Warrants have


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been duly established in accordance with the terms of the Warrant Agreement and applicable law, and (c) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and (e) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (f) assuming that the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (g) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (h) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Warrants will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         4. When (a) the applicable deposit agreement (the "Deposit Agreement") has been duly authorized, executed and delivered and (b) the terms of a particular issuance of Depositary Shares have been duly established in accordance with the Deposit Agreement and applicable law, and (c) the depositary receipts (the "Depositary Receipts") evidencing Depositary Shares, in the form contemplated and authorized by the Deposit Agreement, have been issued by a depositary (the "Depositary") and duly executed on behalf of the Depositary and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and any registration statement required to be filed under the Securities Act in respect of the issuance of the Depositary Shares by the Depositary (the "Depositary Registration Statement"), and (d) the Registration Statement and any required post-effective amendments thereto and the Depositary Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act, and (e) assuming that the terms of the Depositary Shares as executed and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Depositary Registration Statement, and (f) all corporate action necessary for the issuance of such Depositary Shares and the underlying Preferred Stock has been taken, and (g) assuming that the issuance of the Depositary Shares and the underlying Preferred Stock do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (h) assuming that the Depositary Shares and the underlying Preferred Stock comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (i) assuming that the Depositary Shares are then issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Depositary Registration Statement, the Depositary Shares will be validly



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December 3, 1998
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issued and will entitle the holders thereof to the rights specified in the
Depositary Receipts and the Deposit Agreement.

         In rendering the opinions expressed in paragraphs 3 and 4, we have assumed that the internal laws of the State of New York govern the Warrant Agreement, the Warrants, the Deposit Agreement, the Depositary Receipts and the Depositary Shares. We express no opinion concerning the enforceability of the choice of law provisions in such documents under any law and have not independently verified and assume no responsibility for differences which may exist between New York law and the law of any other jurisdiction which may govern such documents, or the extent to which any such differences may impact adversely the validity, binding effect or enforceability of the Warrants or the valid issuance of the Warrants or the Depositary Shares or the rights of the holders thereof.

         The opinions set forth in paragraphs 1, 2, 3 and 4 above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (iv) we express no opinion concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws; and (v) we express no opinion with respect to whether acceleration of the Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

         We assume for purposes of this opinion that (i) the Operating Partnership is a partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to issue and sell the Debt Securities; (ii) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, with full power and authority to execute, deliver and perform its obligations under the Guarantees, the Warrant Agreement, the Warrants, the Deposit Agreement, the Depositary Receipts and the Depositary Shares; (iii) the Debt Securities have been duly authorized by all necessary partnership action of the Operating Partnership and the Guarantees, the Warrants, the Depositary Shares and the Preferred Stock underlying the Depositary Shares have been duly authorized by all necessary corporate action by the Company; and (iv) the Indenture has been duly authorized by all necessary partnership action of the Operating Partnership and by all necessary corporate action by the Company, has been duly executed and delivered by the Operating Partnership and the Company and constitutes the legally valid and binding obligation of the Operating Partnership and the Company, enforceable against each of them in accordance with its terms.



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         To the extent that the obligations of the Operating Partnership and the
Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         To the extent that the obligations of the Company under each Deposit Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Depositary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Depositary is duly qualified to engage in the activities contemplated by the Deposit Agreement; that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the legally valid and binding obligation of the Depositary, enforceable against the Depositary in accordance with its terms; that the Depositary is in compliance, generally and with respect to acting as a Depositary under the Deposit Agreement, with all applicable laws and regulations; and that the Depositary has the requisite organizational and legal power and authority to perform its obligations under the Deposit Agreement.

         To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent, enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally and with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.


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         We consent to your filing this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus included therein.

                                        Very truly yours,

                                        /s/ Latham & Watkins